                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): JANUARY 2, 1996


                            RESPONSE ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                   TENNESSEE
                (State or other jurisdiction of incorporation)


        0-15416                                          62-1212264
(Commission File Number)                    (I.R.S. Employer Identification No.)


                1775 MORIAH WOODS BLVD., MEMPHIS TENNESSEE 38117
          (Address of principal executive offices, including Zip Code)


                                 (901) 761-7000
              (Registrant's telephone number, including Area Code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

On January 17, 1996, the Registrant filed a Current Report on Form 8-K reporting the consummation of the acquisition of a business that is a significant subsidiary. Pursuant to instruction (a)(4) to Item 7 in the Instructions to Form 8-K, the Registrant elected an extension of time to file required financial statements and pro forma financial information in respect to the acquisition transaction. The Registrant hereby files this Amendment to the previously filed Form 8-K in order to file the following financial statements and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

1. Audited Balance Sheet, Statement of Income, Statement of Shareholders' Equity, and Statement of Cash Flows, including footnotes, as of and for the year ended December 31, 1995 for Oncology Hematology Group of South Florida, P.A. (The "Acquired Business").

2. Pro forma Balance Sheet and Statement of Operations for Registrant and Acquired Business as of and for the year ended December 31, 1995.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           RESPONSE ONCOLOGY, INC.

Dated: March 18, 1996              By: /s/ Daryl P. Johnson
                                       -----------------------------------------
                                       Daryl P. Johnson, Chief Financial Officer

                        INDEPENDENT AUDITORS' REPORT




The Board of Directors
Oncology Hematology Group
  of South Florida, P.A.:


We have audited the accompanying balance sheet of Oncology Hematology Group of South Florida, P.A. as of December 31, 1995, and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oncology Hematology Group of South Florida, P.A. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





                                      KPMG Peat Marwick LLP



March 12, 1996
Miami, Florida

                          ONCOLOGY HEMATOLOGY GROUP
                           OF SOUTH FLORIDA, P.A.

                                BALANCE SHEET

                              December 31, 1995



                                       Assets
                                       ------
Current assets:
Cash                                                                                 $     3,042
Accounts receivables, net of allowance for contractual adjustments and
  uncollectible amounts of $716,015                                                    1,670,701
Due from related parties                                                                  15,365
Prepaid expenses and other current assets                                                 73,149
                                                                                     -----------

           Total current assets                                                        1,762,257
                                                                                     -----------
Property and equipment:
   Office equipment                                                                      160,960
   Medical equipment                                                                     163,413
                                                                                     -----------
                                                                                         324,373

   Less accumulated depreciation                                                         193,256
                                                                                     -----------

                                                                                         131,117
                                                                                      ----------

Other assets                                                                               5,222
                                                                                      ----------

                                                                                      $1,898,596
                                                                                      ==========

                     Liabilities and Shareholders' Equity
                     ------------------------------------

Current liabilities:
   Current portion of long-term debt                                                      98,435
   Due to bank                                                                            88,709
   Accounts payable and accrued expenses                                                 550,623
   Accrued payroll                                                                        20,900
   Payroll taxes payable                                                                  11,103
   Profit-sharing contribution payable                                                    49,788
   Deferred income tax liability                                                         354,300
                                                                                      ----------
           Total current liabilities                                                   1,173,858

Long-term debt, less current portion                                                     181,739
                                                                                      ----------

                                                                                       1,355,597
                                                                                      ----------
Shareholders' equity:
   Common stock, $1 par value.  Authorized 5,000 shares; issued and
   outstanding 80 shares                                                                      80
   Additional paid-in capital                                                             26,140
   Retained earnings                                                                     516,779
                                                                                      ----------
                                                                                         542,999
Commitments and contingencies
                                                                                      ----------
                                                                                      $1,898,596
                                                                                      ==========

See accompanying notes to financial statements.

                          ONCOLOGY HEMATOLOGY GROUP
                            OF SOUTH FLORIDA, P.A.

                             STATEMENT OF INCOME

                     For the year ended December 31, 1995



Net revenue                                                                             $  8,010,763

Expenses:
Physicians' expense                                                                        2,802,902
Operating expenses                                                                         4,592,521
Depreciation and amortization                                                                104,534
Provision for doubtful accounts                                                               77,066
Interest                                                                                      24,485
                                                                                        ------------

                                                                                           7,601,508
                                                                                        ------------

             Income before income taxes                                                      409,255
                                                                                        ------------

Income tax expense                                                                           210,000
                                                                                        ------------

             Net Income                                                                 $    199,255
                                                                                        ============

See accompanying notes to financial statements.

                          ONCOLOGY HEMATOLOGY GROUP
                           OF SOUTH FLORIDA, P.A.

                      STATEMENT OF SHAREHOLDERS' EQUITY

                    For the year ended December 31, 1995



                                                                                           Total
                                       Capital      Additional          Retained        shareholders'
                                        stock     paid-in capital       earnings           equity
                                        -----     ---------------       --------           ------
Balance, December 31, 1994              $  80            -              317,524           317,604

   Net income                              -             -              199,255           199,255

   Capital contributions                   -           26,140               -              26,140
                                        -----          ------           -------           -------

Balance, December 31, 1995              $  80          26,140           516,779           542,999
                                        =====          ======           =======           =======


See accompanying notes to financial statements.

                          ONCOLOGY HEMATOLOGY GROUP
                            OF SOUTH FLORIDA, P.A.

                           STATEMENT OF CASH FLOWS

                     For the year ended December 31, 1995


Cash flows from operating activities:
   Net income                                                                              $    199,255
Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                                              104,534
      Deferred income taxes                                                                     210,000
      Changes in operating assets and liabilities:
         Accounts receivables, net                                                             (638,618)
         Prepaid expenses and other current assets                                               10,427
         Due from related parties                                                               (15,365)
         Other assets                                                                            21,863
         Due to bank                                                                             70,175
         Accounts payable and accrued expenses                                                  106,445
         Accrued payroll                                                                        (33,090)
         Payroll taxes payable                                                                   11,103
         Profit-sharing contribution payable                                                     49,788
                                                                                           ------------

                  Net cash provided by operating activities                                      96,517
                                                                                           ------------
Cash flows from investing activities:
   Expenditures for property and equipment                                                     (143,183)
                                                                                           ------------

                  Net cash used in investing activities                                        (143,183)
                                                                                           ------------
Cash flows from financing activities:
   Repayment of long-term debt                                                                  (87,592)
   Proceeds from the issuance of debt                                                           134,769
                                                                                           ------------

                  Net cash provided by financing activities                                      47,177
                                                                                           ------------

                  Net increase in cash                                                              511
Cash, beginning of year                                                                           2,531
                                                                                           ------------

Cash, end of year                                                                          $      3,042
                                                                                           ============
Supplemental disclosures of cash flow information:
   Cash paid during the year for interest                                                  $     24,485
                                                                                           ============

   Contribution of additional paid-in capital through forgiveness of debt                  $     26,140
                                                                                           ============


See accompanying notes to financial statements.

                          ONCOLOGY HEMATOLOGY GROUP
                            OF SOUTH FLORIDA, P.A.

                        NOTES TO FINANCIAL STATEMENTS

                              December 31, 1995


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

         (a)     DESCRIPTION OF BUSINESS

                 Oncology Hematology Group of South Florida, P.A. (the Company) was incorporated on March 12, 1993 in the state of Florida. The Company is a medical group practice whose physicians specialize in providing services to patients with cancer.

         (b)     NET REVENUE

                 Net revenue primarily consists of charges for patient services rendered by the physicians based on established billing rates less allowance and discounts for patients covered by contractual programs. Payments received under these programs, which are generally based on predetermined rates, are generally less than the established billing rates, and the differences are recorded as contractual allowance or policy discounts. Net patient service revenue is net of contractual adjustments and policy discounts of approximately $2,297,000 for the year ended December 31, 1995.

         (c)     ACCOUNTS RECEIVABLE

                 Accounts receivable consists primarily of receivables from patients and third-party payors. In the normal course of providing healthcare services, the Company grants credit to patients, substantially all of whom are resident in the South Florida area. The Company does not generally require collateral or other security in extending credit to patients; however, it routinely obtains assignments of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies (for example, Medicare, Medicaid, health maintenance organizations, preferred provider organizations and commercial insurance policies).

                 The majority of the Company's net revenue is derived from third-party payment programs. At December 31, 1995, approximately 99 percent of total receivables consists of amounts due from Medicare (26 percent), Medicaid (2 percent), and various commercial plans (71 percent).

         (d)     PROPERTY AND EQUIPMENT

                 Property and equipment are stated at cost. Depreciation for equipment is calculated using an accelerated depreciation method over the estimated useful lives of the assets, as follows:

                                                      Estimated useful lives
                                                      ----------------------


                          Office equipment                   5-7 years
                          Medical equipment                  5-7 years

                          ONCOLOGY HEMATOLOGY GROUP
                            OF SOUTH FLORIDA, P.A.

                        NOTES TO FINANCIAL STATEMENTS



         (e)     INCOME TAXES

                 The Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("FAS 109") at its inception in 1993. Under FAS 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

         (f)     USE OF ESTIMATES

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of patients' accounts receivable, due from related parties, current portion of long-term debt, due to bank, due to related parties, accounts payable, and accrued expenses approximate fair value because of the short maturity of those instruments.

         The fair value of the Company's long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bankers.

(3)      LONG-TERM DEBT AND DUE TO BANK

         Long-term debt consists of the following:


         Dadeland Bank, interest is variable, (8.75% at December 31, 1995), due in monthly installments of $2,000 plus interest with the last payment due in August 1998;  collateralized by computer and
           medical equipment                                                   $61,970

         Dadeland Bank, interest is variable, (8.75% at December 31, 1995), due in monthly installments of $2,778 plus interest with the last payment due in October 1997;  collateralized by computer and
           medical equipment                                                    61,111


         Dadeland Bank, 8%, due in monthly installments of $1,533 with the last payment due in April 1998; collateralized by computer
           equipment                                                            37,907


                          ONCOLOGY HEMATOLOGY GROUP
                            OF SOUTH FLORIDA, P.A.

                        NOTES TO FINANCIAL STATEMENTS


         Dadeland Bank, 10%, due in monthly installments of $1,993 with the last payment due in February 1998; collateralized by medical
           equipment                                                         $46,186


         Baptist Medical Arts Building East Tower, Inc., 8%, due in monthly installments of $886 with the last payment due in December
           2005; collateralized by furniture and equipment                    73,000
                                                                            --------
                                                                             280,174
         Less current portion                                                 98,435
                                                                            --------
                                                                            $181,739
                                                                            ========

                      Year ending
                      December 31,                        Amount
                      ------------                        ------
                          1996                        $   98,435
                          1997                            96,729
                          1998                            28,185
                          1999                             6,310
                          2000                             6,834
                Thereafter through 2005                   43,681
                                                      ----------

                          Total                       $  280,174
                                                      ----------

         All debt to Dadeland Bank was paid off on February 21, 1996.

         Due to bank consists of amounts due to Dadeland Bank for checks written in excess of available cash balances totaling $88,709 as of December 31, 1995.

(4)      EMPLOYEE BENEFIT PLANS

         Beginning in 1995 the Company maintains a 401(k) Profit Sharing Plan (the "Plan"), which covers substantially all employees. Employees who complete one year of service and attain age 21 may participate in the Plan. The Company's contributions to the Plan are discretionary. Eligible employees ratably vest in the Company's contribution over seven years. At December 31, 1995 the Company's discretionary contribution payable to the Plan is $49,788.

(5)      INCOME TAXES

         Income tax expense attributed to income from continuing operations consists of:

                                               Current       Deferred         Total
                                               -------       --------         -----
                        U.S. federal         $    -           166,000        166,000
                        State and local           -            44,000         44,000
                                             ----------       -------        -------
                                             $    -           210,000        210,000
                                             ==========       =======        =======

                          ONCOLOGY HEMATOLOGY GROUP
                            OF SOUTH FLORIDA, P.A.

                        NOTES TO FINANCIAL STATEMENTS



         Income tax expense attributable to income from continuing operations was $210,000 for the year ended December 31, 1995, and differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income from continuing operations as a result of the following:

              Computed "expected" tax expense                       $  139,000        34.0%
              Increase in income taxes resulting from:
              Changes in the beginning-of-the year balance of
                 the valuation allowance for deferred tax assets
                 allocated to income tax expense                        51,000        12.5%
              State and local income taxes, net of federal
                 income tax benefit                                     15,000         3.6%
                 Other, net                                              5,000         1.2%
                                                                    ----------        ----

                                                                    $  210,000        51.3%
                                                                    ==========        ====

         The effect of temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities at December 31, 1995, are as follows:

                      Deferred tax assets:
                         Depreciation                            $   7,700
                         Accounts payable                          205,000
                         Net operating loss                         54,000
                         Accrued payroll                             8,000
                                                                 ---------

                             Total gross deferred taxes            274,700

                         Less valuation allowance                     -
                                                                 ---------

                             Net deferred tax assets               274,700
                                                                 ---------
                      Deferred tax liabilities:
                         Accounts receivable                      (629,000)
                                                                 ---------
                             Total gross deferred tax liability   (629,000)
                                                                 ---------
                             Net deferred tax liability          $(354,300)
                                                                 =========

         Pursuant to FAS 109, a valuation allowance must be established if it is more likely than not that all or some portion of the deferred tax asset will not be realized. At December 31, 1995 no valuation allowance was recorded.

                          ONCOLOGY HEMATOLOGY GROUP
                            OF SOUTH FLORIDA, P.A.

                        NOTES TO FINANCIAL STATEMENTS



(6)      COMMITMENTS AND CONTINGENCIES

         (a)  LEASES

              The Company, at December 31, 1995, maintained its office space in Baptist Medical Arts Building in Miami. Such space is subleased from a partnership owned by four physician shareholders who leased the space from an independent third party. The lease expires in 2005. Future minimum lease payments under the noncancelable operating lease (with initial or remaining lease terms in excess of one year) as of December 31, 1995 are as follows:

                          Year ended
                          December 31,                Amount
                          ------------                ------
                             1996                   $  210,372
                             1997                      210,372
                             1998                      210,372
                             1999                      210,372
                             2000                      210,372
                    Thereafter through 2005            981,736
                                                    ----------

                 Total minimum lease payments       $2,033,596
                                                    ==========

              Total rental expense for operating leases was $264,641 for the year ended December 31, 1995.

         (b)  MEDICAL MALPRACTICE AND PROFESSIONAL LIABILITY INSURANCE

              The Company maintains professional liability insurance on a claims-made basis. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier.

              At December 31, 1995, there are no asserted claims against the Company, nor has the Company identified any incident which may have occurred but has yet to be identified under its incident reporting systems. Accordingly, the Company has made no accruals at December 31, 1995 for incurred but not reported claims.

(7)      SUBSEQUENT EVENTS

         On January 2, 1996, the stock of the Company was acquired by Response Oncology, Inc. ("Response"). Simultaneous with the stock acquisition, the physicians moved their medical practice to a separate corporation and executed a service agreement whereby Response will provide the physicians with offices and facilities, equipment, supplies, support personnel, and management and financial advisory services. In return for providing the services, Response will receive service fees from the physician group.

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
BASIS OF PRESENTATION


The accompanying pro forma consolidated balance sheet as of December 31, 1995 and the related pro forma consolidated statement of operations for the year then ended give effect to the acquisition of Oncology Hematology Group of South Florida, P.A. (the "Group") as if the acquisition of the Group had occurred on January 1, 1995. The pro forma information is based on the historical audited financial statements of Response Oncology, Inc. and subsidiaries (the "Company") and the Group, giving effect to the acquisition under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information.

The pro forma statements have been prepared by the Company's management based on the audited financial statements of the acquired entity. These pro forma statements may not be indicative of the results that would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements do not reflect the effect of expense reductions and other operational changes, which, in the opinion of the Company, are likely to result in profitable operations for the Group. The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of Response Oncology, Inc. and subsidiaries.

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1995
(UNAUDITED)

                                                                 Assets        Effects of
                                                                Acquired       Acquisition       Pro Forma
                                                             and Liabilities   and Related       Combined
                                               Historical        Assumed        Financing         Totals
                                              -------------------------------------------------------------
Cash                                          $  4,204,558     $    3,042     $(5,343,750)    $ (1,136,150)
Short-term investments                             361,718                                         361,718
Accounts receivable, net                        13,934,810      1,670,701                       15,605,511
Supplies                                         1,119,671                                       1,119,671
Prepaids                                           550,287         73,149                          623,436
Other current assets                               465,738         15,365                          481,103
                                              -------------------------------------------------------------
   Total current assets                       $ 20,636,782     $1,762,257     $(5,343,750)    $ 17,055,289

Property and equipment, net                   $  3,822,425     $  131,117                     $  3,953,542
Intangible assets                                                              11,006,423       11,006,423
Other assets                                       306,064          5,222                          311,286
                                              ------------------------------------------------------------
   Total assets                               $ 24,765,271     $1,898,596     $ 5,662,673     $ 32,326,540

Accounts payable                              $  3,690,937     $  639,332                     $  4,330,269
Accrued expenses                                 1,134,688         81,791                        1,216,479
Notes payable                                                      98,435         547,331          645,766
Capital lease obligations                           58,501                                          58,501
Deferred income tax liability                                     354,300        (354,300)               0
                                              ------------------------------------------------------------
   Total current liabilities                  $  4,884,126     $1,173,858     $   193,031     $  6,251,015

Capital lease obligations                           15,492                                          15,492
Notes Payable                                                     181,739       6,012,641        6,194,380
Minority Interest                                   23,056                                          23,056

Stockholders equity
   Preferred stock                                  27,833                                          27,833
   Common stock                                     73,716             80             (80)          73,716
   Paid-in capital                              60,054,215         26,140         (26,140)      60,054,215
   Retained earnings (accumulated deficit)     (40,313,167)       516,779        (516,779)     (40,313,167)
                                              ------------------------------------------------------------
   Total liabilities and stockholders equity  $ 24,765,271     $1,898,596     $ 5,662,673     $ 32,326,540
                                              ============================================================


See accompanying notes to pro forma consolidated financial information.

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
DECEMBER 31, 1995
(UNAUDITED)

                                                                Operations
                                                               of Acquired                        Combined
                                               Historical        Business       Adjustments       Results
                                              -------------------------------------------------------------
Revenue:
  Net revenue                                 $44,297,798                     $ 4,678,915 (b)   $48,976,713
  Other income                                    282,011                                           282,011
  Net patient service revenue                                   8,010,763      (8,010,763)(a)             0
                                              -------------------------------------------------------------
Total Revenue                                  44,579,809       8,010,763      (3,331,848)       49,258,724
Expenses:
  Physician compensation                                        2,802,902      (2,802,902)(a)             0
  Operating expenses                           32,892,728       4,592,521                        37,485,249
  General and administrative                    5,512,206                                         5,512,306
  Depreciation and amortization                 1,736,055         104,534         275,161 (d)     2,115,750
  Interest                                         16,860          24,485         590,397 (c)       631,742
  Provision for doubtful accounts               2,105,696          77,066                         2,182,762
                                              -------------------------------------------------------------
Total Expenses                                 42,263,645       7,601,508      (1,937,344)       47,927,809
Earnings before minority interest               2,316,164         409,255      (1,394,504)        1,330,915
  Minority interest                                 1,806                                             1,806
                                              -------------------------------------------------------------
Earnings before income taxes                    2,314,358         409,255      (1,394,504)        1,329,109
  Income tax expense                                              210,000        (210,000)(e)             0
                                              -------------------------------------------------------------
Net earnings                                    2,314,358         199,255      (1,184,504)        1,329,109
  Common stock dividend to
    preferred stockholders                          3,825                                             3,825
                                              -------------------------------------------------------------
Net earnings to common stockholders           $ 2,310,533      $  199,255     $(1,184,504)      $ 1,325,284
                                              =============================================================


See accompanying notes to pro forma consolidated financial information.

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The accompanying pro forma consolidated financial information presents the pro forma financial condition of Response Oncology, Inc. and subsidiaries (the "Company") as of December 31, 1995 and the results of their operations for the year then ended.

On January 2, 1996, the Company acquired from unaffiliated individual sellers 100% of the issued and outstanding common stock of Oncology Hematology Group of South Florida, P.A. (the "Group"). The accompanying pro forma consolidated balance sheet includes the acquired assets, assumed liabilities and effects of financing, as if the Group had been acquired on December 31, 1995. The accompanying pro forma consolidated statement of operations reflect the pro forma results of operations, as adjusted, as if the Group had been acquired on January 1, 1995.

PRO FORMA CONSOLIDATED BALANCE SHEET

The adjustments reflected in the pro forma consolidated balance sheet are to reflect the values of assets acquired and liabilities assumed in connection with the acquisition of the Group; to reflect the issuance of long-term debt and cash payment to complete the acquisition; to reflect the consolidated effect of deferred tax assets and liabilities; and to reflect the recording of intangible assets acquired.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The adjustments reflected in the pro forma consolidated statement of operations are as follows:

(a) To eliminate net patient service revenue and physician compensation and benefits in total as such will be retained by the physician group.

(b) To accrue net revenue resulting from service agreements related to the acquisition of the Group. Amounts were calculated based upon actual operating results for the period, as adjusted, under the terms of the related service agreement.

(c) To reflect interest on the long-term debt issued. Interest was calculated at an annual rate of 9%.

(d) To record amortization of the intangible asset related to the service agreement. The asset is amortized over the service agreement period, or 40 years.

(e) To remove the effect of federal income taxes as the Company would have utilized tax net operating loss carryforwards to fully offset the Group's 1995 taxable income.